SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 26, 2002
Date of Report (Date of earliest event reported)

TARANTELLA, INC.
(Exact name of registrant as specified in its charter)

California	000-21484	94-2549086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Encinal Street
Santa Cruz, California 95061
(Address of principal executive offices)

(831) 427-7222
(Registrant’s telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets

On June 26, 2002, Tarantella, Inc. entered an agreement with Caldera International, Inc. (Nasdaq: CALD) pursuant to which Caldera purchased all remaining Caldera shares owned by Tarantella and both companies agreed to cancel the remaining term of a revenue sharing plan between the companies.

In May 2001, Tarantella (then known as the Santa Cruz Operation, Inc.) sold two of its divisions to Caldera for a combination of stock, cash, a promissory note and possible future payments upon achievement of revenue goals for OpenServer sales. The new agreement terminated the OpenServer revenue sharing plan established under the 2001 agreement in return for a single payment of $100,000 to Tarantella. Caldera also repurchased 3,115,000 shares of Caldera common stock from Tarantella at a price of $0.95 per share. The total amount received by Tarantella in this transaction was $3,059,250.

Prior to the sale of Caldera shares Tarantella held over 22% of Caldera’s common stock and two Tarantella representatives were members of Caldera’s board of directors. As a result of the sale of the Caldera shares, Tarantella no longer holds any Caldera stock and will no longer be represented on Caldera’s board of directors.

The foregoing description of the agreement does not purport to be complete and is qualified by reference to the full text of the Fourth Amendment to Agreement and Plan of Reorganization and Stock Purchase Agreement, which are filed as Exhibits 2.1 and 2.2 respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.    Exhibits.

(c)  Exhibits.

Exhibit 2.1	Fourth Amendment to Agreement and Plan of Reorganization by and between Caldera Systems, Inc. and Tarantella, Inc. dated June 26, 2002.

Exhibit 2.2	Stock Purchase Agreement by and between Tarantella, Inc. and Caldera International, Inc. dated June 26, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARANTELLA, INC.

By:	/s/ STEVEN M. SABBATH
Steven M. Sabbath Secretary

Date: July 9, 2002

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED JUNE 26, 2002

Exhibit	Description

Exhibit 2.1	Fourth Amendment to Agreement and Plan of Reorganization by and between Caldera Systems, Inc. and Tarantella, Inc. dated June 26, 2002.

Exhibit 2.2	Stock Purchase Agreement by and between Tarantella, Inc. and Caldera International, Inc. dated June 26, 2002.

5